SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2002

SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)

29229 Canwood Street, Suite 206, Agoura Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 865-3500

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7(c). Financial Statement and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5.	Other Events
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events.

We attach to this Form 8-K and incorporate herein by this reference a copy of our press release dated November 12, 2002, concerning our settlement with the bankruptcy trustee for the bankruptcy estate of Jeffrey A. Muller and his wife, Lynette A. Muller, our settlement with Pro Hart and other matters.

Under that certain Buy-Sell Agreement between Jeffrey A. Muller and us dated December 29, 1998, Muller, who was listed on the Zero Emission Fuel Saver (ZEFS) devise patent application as the inventor of the ZEFS device, purported to grant us the marketing, manufacturing and distribution rights to the ZEFS device. Pro Hart disputed Muller’s rights to the patent as well as ours.

Under our settlement with the Muller bankruptcy trustee, the trustee transferred all ownership and legal rights to the international patent application for the ZEFS device to us. A copy of the Deed and Document of Conveyance between the Trustee of the Property of Jeffrey Alan Muller and Lynette Anne Muller (Bankrupts) and us, dated November 7, 2002, is attached to this Form 8-K as Exhibit 99.2.

Under our settlement with Pro Hart, Pro Hart assigned and transferred all of his patent rights to the ZEFS device to us. A copy of the Assignment and Bill of Sale between Pro Hart and us, dated May 28, 2002, is attached to this Form 8-K as Exhibit 99.3.

Item 7(c). Financial Statement and Exhibits.

(c)  Exhibits

Exhibit
Number	Description

99.1	Press release dated November 12, 2002.
99.2	Deed and Document of Conveyance between The Trustee of the Property of Jeffrey Alan Muller and Lynette Anne Muller (Bankrupts) and the Registrant dated November 7, 2002.
99.3	Assignment and Bill of Sale between Pro Hart and the Registrant dated May 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2002	SAVE THE WORLD AIR, INC

	By:	/s/ Eugene E. Eichler

Eugene E. Eichler Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release dated November 12, 2002.
99.2	Deed and Document of Conveyance between The Trustee of the Property of Jeffrey Alan Muller and Lynette Anne Muller (Bankrupts) and the Registrant dated November 7, 2002.
99.3	Assignment and Bill of Sale between Pro Hart and the Registrant dated May 28, 2002.